                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                               JURISDICTION OF
                        NAME                   INCORPORATION
      ---------------------------------------- ----------------------------
      Merisel (UK) Limited.................... United Kingdom
      Merisel Canada, Inc..................... Canada
      Merisel E.U.R.L......................... France
      Merisel Pty Limited..................... State of Victoria, Australia
      Merisel GESmbH.......................... Austria
      MIFINCO, Inc............................ Delaware
      Merisel Latin America, Inc. ............ Delaware
      Merisel C.A.T. S.A. .................... Switzerland
      Softsel Foreign Sales Corporation....... U.S. Virgin Islands
      Merisel GmbH............................ Germany
      Merisel Mexico S.A. de C.V.............. Mexico
      Computer Aided Technologies Ltd......... Russia
      Merisel Americas, Inc................... Delaware
      Merisel Europe, Inc..................... Delaware
      Merisel FAB, Inc........................ Delaware
      Merisel Asia, Inc. ..................... Delaware




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